                                                                  EXHIBIT 10.169





                         RECEIVABLES PURCHASE AGREEMENT

                            Dated as of July 31, 1998

                                      Among

                         MAXTOR RECEIVABLES CORPORATION

                                    as Seller

                                       and

                               MAXTOR CORPORATION

                               as initial Servicer

                                       and

                             BLUE KEEL FUNDING, LLC

                                  as Purchaser

                                       and

                               FLEET NATIONAL BANK

                                as Administrator

                                TABLE OF CONTENTS


                                                                                          Page
ARTICLE I
                        PURCHASES AND REINVESTMENTS
SECTION 1.01.           Commitment to Purchase; Limits on Purchaser's Obligations ...........2
SECTION 1.02.           Purchase Procedures; Assignment of Purchaser's Interests ............2
SECTION 1.03.           Reinvestments of Certain Collections; Payment of Remaining
                        Collections..........................................................2
SECTION 1.04.           Asset Interest.......................................................3
SECTION 1.05.           Voluntary Termination of Purchase and Reinvestment
                        Obligations or Reduction of Purchase Limit...........................4
SECTION 1.06.           Post Closing Audit...................................................4

ARTICLE II
                        COMPUTATIONAL RULES
SECTION 2.01.           Computation of Capital...............................................5
SECTION 2.02.           Computation of Concentration Limit...................................5
SECTION 2.03.           Computation of Earned Discount.......................................5
SECTION 2.04.           Estimates of Earned Discount Rate, Fees, Etc.........................5

ARTICLE III
                        SETTLEMENTS
SECTION 3.01.           Settlement Procedures................................................6
SECTION 3.02.           Deemed Collections; Reduction of Capital, Etc........................8
SECTION 3.03.           Payments and Computations, Etc.......................................9

ARTICLE IV
                        FEES AND YIELD PROTECTION
SECTION 4.01.           Fees................................................................10
SECTION 4.02.           Yield Protection....................................................10
SECTION 4.03.           Funding Losses......................................................12

ARTICLE V
                        CONDITIONS TO PURCHASES
SECTION 5.01.           Conditions Precedent to Initial Purchase............................12
SECTION 5.02.           Conditions Precedent to All Purchases and Reinvestments ............14

ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES
SECTION 6.01.           Representations and Warranties of Seller............................15
SECTION 6.02.           Representations and Warranties of Parent............................18

ARTICLE VII
                        GENERAL COVENANTS
SECTION 7.01.           Affirmative Covenants...............................................19
SECTION 7.02.           Reporting Requirements..............................................21
SECTION 7.03.           Negative Covenants..................................................23
SECTION 7.04.           Separate Existence..................................................24


ARTICLE VIII
                        ADMINISTRATION AND COLLECTION
SECTION 8.01.           Designation of Servicer.............................................26
SECTION 8.02.           Duties of Servicer..................................................27
SECTION 8.03.           Rights of the Administrator.........................................29
SECTION 8.04.           Responsibilities of Seller..........................................30
SECTION 8.05.           Further Action Evidencing Purchases and Reinvestments ..............30
SECTION 8.06.           Application of Collections..........................................31

ARTICLE IX
                        SECURITY INTEREST
SECTION 9.01.           Grant of Security Interest..........................................31
SECTION 9.02.           Further Assurances..................................................31
SECTION 9.03.           Remedies............................................................32

ARTICLE X
                        LIQUIDATION EVENTS
SECTION 10.01.          Liquidation Events..................................................32
SECTION 10.02.          Remedies............................................................34

ARTICLE XI
                        THE ADMINISTRATOR
SECTION 11.01.          Authorization and Action............................................35
SECTION 11.02.          Administrator's Reliance, Etc.......................................35
SECTION 11.03.          Fleet and Affiliates................................................35

ARTICLE XII
                        ASSIGNMENT OF PURCHASER'S INTEREST
SECTION 12.01.          Restrictions on Assignments.........................................36
SECTION 12.02.          Rights of Assignee..................................................36

ARTICLE XIII
                        INDEMNIFICATION
SECTION 13.01.          Indemnities.........................................................36

ARTICLE XIV
                        MISCELLANEOUS
SECTION 14.01.          Amendments, Etc.....................................................39
SECTION 14.02.          Notices, Etc........................................................39
SECTION 14.03.          No Waiver; Remedies.................................................39
SECTION 14.04.          Binding Effect; Survival............................................39
SECTION 14.05.          Costs, Expenses and Taxes...........................................40
SECTION 14.06.          No Proceedings......................................................40
SECTION 14.07.          Confidentiality of Program Information..............................40
SECTION 14.08.          Confidentiality of Parent Information...............................42
SECTION 14.09.          Captions and Cross References.......................................43
SECTION 14.10.          Integration.........................................................43
SECTION 14.11.          Governing Law.......................................................43
SECTION 14.12.          Waiver Of Jury Trial................................................44

SECTION 14.13.          Consent To Jurisdiction; Waiver Of Immunities.......................44
SECTION 14.14.          Execution in Counterparts...........................................45
SECTION 14.15.          No Recourse Against Other Parties...................................45

                                   APPENDICES

APPENDIX A              Definitions


                                    SCHEDULES

SCHEDULE 6.01(m)        List of Offices of Seller where Records Are Kept

SCHEDULE 6.01(n)        List of Lock-Box Banks

SCHEDULE 7.01(e)        Forms of Contracts

SCHEDULE 7.01(g)        Description of Credit and Collection Policy

SCHEDULE 14.02          Notice Addresses


                                    EXHIBITS

EXHIBIT 1.02(a)            Form of Purchase Notice

EXHIBIT 3.01               Form of Servicer Report

EXHIBIT 5.01(g)-1          Form of In-House Counsel Opinion

EXHIBIT 5.01(g)-2          Form of Enforceability Opinion

EXHIBIT 5.01(g)-3          Form of True Sale Opinion

EXHIBIT 5.01(g)-4          Form of Substantive Consolidation Opinion

EXHIBIT 5.01               Form of Lock-Box Agreement

                         RECEIVABLES PURCHASE AGREEMENT

                            Dated as of July 31, 1998


        THIS IS A RECEIVABLES PURCHASE AGREEMENT, among MAXTOR RECEIVABLES CORPORATION, a California corporation ("Seller"), MAXTOR CORPORATION, a Delaware corporation ("Parent"), as initial Servicer, BLUE KEEL FUNDING, LLC, a Delaware limited liability company ("Purchaser"), and FLEET NATIONAL BANK, a national banking association ("Fleet"), as administrator for Purchaser (in such capacity, the "Administrator"). Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.


                                   Background

        1. Parent is engaged in the business of manufacturing hard disk drives.

        2. Seller is a single purpose corporation formed for the purpose of purchasing, and accepting contributions of, Receivables generated by Parent or other Originator in the ordinary course of its business.

        3. Seller has, and expects to have, Pool Receivables in which Seller intends to sell an undivided interest. Seller has requested Purchaser to, and Purchaser shall, subject to the terms and conditions contained in this Agreement, fund the purchase of such undivided interest, referred to herein as the Asset Interest, from Seller from time to time during the term of this Agreement.

        4. Seller and Purchaser also desire that, subject to the terms and conditions of this Agreement, certain of the daily Collections in respect of the Asset Interest be reinvested in Pool Receivables, which reinvestment shall constitute part of the Asset Interest.

        5.      Parent has been requested, and is willing, to act as initial
Servicer.

        6. Fleet has been requested, and is willing, to act as the Administrator.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                           PURCHASES AND REINVESTMENTS

        SECTION 1.01. Commitment to Purchase; Limits on Purchaser's Obligations. Upon the terms and subject to the conditions of this Agreement, from time to time prior to the Termination Date, Seller may request that Administrator, for the benefit of Purchaser, purchase from Seller an undivided ownership interest in the Pool Assets (each being a "Purchase") and Purchaser shall fund such Purchase; provided that no Purchase shall be funded by Purchaser if, after giving effect thereto, either (a) the then Capital would exceed an amount equal to $200,000,000 (the "Purchase Limit"), as such amount may be decreased from time to time as provided in Section 1.05, or (b) the Asset Interest would exceed 100% (the "Allocation Limit"); and provided further that each Purchase made pursuant to this Section 1.01 shall have a purchase price of at least $1,000,000.

        SECTION 1.02. Purchase Procedures; Assignment of Purchaser's Interests.

        (a) Notice of Purchase. Each Purchase from Seller shall be made on notice from Seller to the Administrator received by the Administrator not later than 11:00 a.m. (San Francisco, California, time) on the second Business Day next preceding the date of such proposed Purchase. Each such notice of a proposed Purchase shall be substantially in the form of Exhibit 1.02(a) (each a "Purchase Notice"), and shall specify the desired amount and date of such Purchase, which shall be a Settlement Date.

        (b) Funding of Purchase. On the date of each Purchase, Purchaser shall, upon satisfaction of the applicable conditions set forth in Article V, make available to the Administrator at the Administrator's Office the amount of its Purchase in immediately available funds, and after receipt by the Administrator of such funds, the Administrator will make such funds immediately available to Seller at such office.

        (c) Assignment of Asset Interest. Seller hereby sells, assigns and transfers to Administrator, for the benefit of Purchaser, the Asset Interest.

        (d) First Purchase. Purchaser shall use the proceeds of the first Purchase, to the extent necessary, to pay all outstanding amounts owed to Corporate Receivables Corporation in order to effect the repurchase of the Receivables existing on the date of such Purchase from Corporate Receivables Corporation pursuant to the Repurchase Agreement.

        SECTION 1.03. Reinvestments of Certain Collections; Payment of Remaining Collections. (a) On the close of business on each day during the period from the date hereof to the Termination Date, Servicer will, out of all Collections received on such day:

                (i) determine the portion of Collections attributable on any day to the Asset Interest by multiplying (x) the amount of all Collections times (y) the Asset Interest;

               (ii) out of the portion of Collections allocated to the Asset Interest pursuant to clause (i), set aside and hold in trust for Purchaser an amount equal to the sum of the estimated amount of Earned Discount accrued in respect of the Capital (based on rate information provided by the Administrator pursuant to Section 2.04), the accrued Fees, all other amounts due to Purchaser, the Administrator, the Affected Parties or the Indemnified Parties hereunder (other than the Capital) and the Purchaser's Share of the Servicer's Fee (in each case, accrued through such day) and not so previously set aside; provided that unless the Administrator shall request it to do so in writing, Servicer shall not be required to hold Collections that have been set-aside in a separate deposit account containing only such Collections;

               (iii) apply the Collections allocated to the Asset Interest pursuant to clause (i) and not set aside pursuant to clause (ii) to the purchase from Seller of ownership interests in Pool Assets (each such purchase being a "Reinvestment"); provided that (A) if the Excess Amount exceeds zero, then Servicer shall not reinvest, but shall set aside and hold for the benefit of Purchaser, a portion of such Collections which, together with other Collections previously set aside and then so held, shall equal the Excess Amount; and (B) if the conditions precedent to Reinvestment in Section 5.02 are not satisfied, then Servicer shall not reinvest any of such Collections;

               (iv) pay to Seller (A) the portion of Collections not allocated to the Asset Interest pursuant to clause (i), less the Seller's Share of the Servicer's Fee, and (B) the Collections applied to Reinvestment pursuant to clause (iii); and

               (v) out of the portion of Collections not allocated to the Asset Interest pursuant to clause (i), pay to the Servicer the Seller's Share of the Servicer's Fee accrued through such day.

        (b) Unreinvested Collections. Servicer shall set aside and hold in trust for the benefit of Purchaser all Collections which pursuant to clause (iii) of
Section 1.03(a) may not be reinvested in Pool Assets; provided that unless the Administrator shall request it to do so in writing, Servicer shall not be required to hold Collections that have been set-aside in a separate deposit account containing only such Collections. If, prior to the date when such Collections are required to be paid to the Administrator pursuant to Section 3.01, the amount of Collections set aside pursuant to clause (iii) of Section 1.03(a) exceeds the Excess Amount, if any, and the conditions precedent to Reinvestment set forth in Section 5.02 are satisfied, then the Servicer shall apply such Collections (or, if less, a portion of such Collections equal to the amount of such excess) to the making of a Reinvestment.

        SECTION 1.04. Asset Interest. On any date the Asset Interest will represent Administrator's (for the benefit of Purchaser) combined undivided percentage ownership interest in (i) all then outstanding Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all of Seller's right and claims under the Purchase Agreement, (iv) all Collections with respect to, and other proceeds of, the foregoing as at such date, (v) all lock-boxes and lock-box or collection accounts into which Collections of Pool Receivables are or may be deposited, and all investments therein, and (vi) all books and records (including computer disks, tapes and software) evidencing or relating to any of the foregoing, in each case, whether now owned by Seller or hereafter acquired or arising, and wherever located (all of the foregoing, collectively referred to as "Pool Assets").

        (b) Computation of Asset Interest. On any date, the Asset Interest will be equal to a percentage, expressed as the following fraction:

                                     C + RR
                                     ------
                                       NPB
where:

        C = the then Capital.

        RR = the then Required Reserves.

        NPB  = the then Net Pool Balance;

provided, however, that the Asset Interest, as computed as of the day immediately preceding the Termination Date, will remain constant at all times on and after the Termination Date until the Final Payout Date, unless at any time the Administrator requests a recalculation of the Asset Interest, in which case, if such recalculated Asset Interest is higher, the Asset Interest shall remain constant following such recalculation until the Final Payout Date, or, if earlier, until the date of the next such recalculation of a higher Asset Interest.

        (c) Frequency of Computation. The Asset Interest shall be computed as of the Cut-Off Date for each Settlement Period. In addition, the Administrator may require Servicer to provide a Servicer Report for purposes of computing the Asset Interest as of any other date, and the Servicer agrees to do so within two Business Days of its receipt of the Administrator's request.

        SECTION 1.05. Voluntary Termination of Purchase and Reinvestment Obligations or Reduction of Purchase Limit. Seller may, upon at least 15 days' prior written notice to the Administrator, either (a) terminate Purchaser's commitment to fund Purchases and Reinvestments hereunder, or (b) reduce the Purchase Limit to an amount not less than $50,000,000; provided, however, that
(i) each partial reduction of the Purchase Limit shall be in an amount equal to $1,000,000 or an integral multiple thereof, and (ii) after giving effect to such reduction, the Capital will not exceed the Purchase Limit as so reduced. The Purchase Limit may be increased upon the request of Seller and the written consent of the Administrator and Purchaser thereto, which consent may be granted or withheld in their sole discretion and may be subject to such conditions as they may require.

        SECTION 1.06. Post Closing Audit. Within 60 days of the first Purchase hereunder, Fleet shall conduct a review and audit of the Parent's collection, operating and reporting systems, Credit and Collection Policy, historical receivables data and accounts, including a review of the Parent's operating locations and the Eligible Receivables existing on the date of such Purchase; provided that Parent shall be responsible for the cost of such audit and review as the one such audit and review in the calender year of 1998, in accordance with the proviso to each of Section 7.01(c) and Section 6.1(c) of the Purchase Agreement. In the event that Fleet determines in good faith that as a result of such review and audit either the Required Reserves, or the calculation or level of any of the performance ratios of the Receivables, need to be adjusted to reflect the performance of the Receivables, or Purchaser's risk with respect thereto, Seller and Parent agree to enter into such amendments hereto as Fleet may request in good faith to evidence such adjustments.

                                   ARTICLE II

                               COMPUTATIONAL RULES

        SECTION 2.01. Computation of Capital. In making any determination of Capital, the following rules shall apply:

               (a) Capital shall not be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered to the Administrator pursuant hereto for application to the Capital; and

               (b) Capital shall not be considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason.

        SECTION 2.02. Computation of Concentration Limit. In the case of any Obligor that is an Affiliate of any other Obligor, the Concentration Limit and the aggregate Unpaid Balance of Pool Receivables of such Obligors shall be calculated as if such Obligors were one Obligor.

        SECTION 2.03. Computation of Earned Discount. In making any determination of Earned Discount, the following rules shall apply:

                (a) no provision of this Agreement shall require the payment or permit the collection of Earned Discount in excess of the maximum permitted by Applicable Law; and

               (b) Earned Discount for any period shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

        SECTION 2.04. Estimates of Earned Discount Rate, Fees, Etc. For purposes of determining the amounts required to be set aside by Servicer pursuant to
Section 1.03, the Administrator shall notify Servicer from time to time of the Earned Discount Rate applicable to the Capital and the rates at which fees and other amounts are accruing hereunder. It is understood and agreed that (i) the Earned Discount Rate may change from time to time, (ii) certain rate information provided by the Administrator to Servicer shall be based upon the Administrator's good faith estimate, (iii) the amount of Earned Discount actually accrued with respect to the Capital during any Settlement Period may exceed, or be less than, the amount set aside with respect thereto by Servicer, and (iv) the amount of fees or other payables accrued hereunder with respect to any Settlement Period may exceed, or be less than, the amount set aside with respect thereto by Servicer. Failure to set aside any amount so accrued shall not relieve Servicer of its obligation to remit Collections to the Administrator with respect to such accrued amount, as and to the extent provided in Section 3.01.


                                   ARTICLE III

                                   SETTLEMENTS

        SECTION 3.01. Settlement Procedures.

        The parties hereto will take the following actions with respect to each Settlement Period:

               (a) Servicer Report. On or before the sixth Business Day after each Cut-Off Date (each, a "Reporting Date"), Servicer shall deliver to the Administrator a report containing the information described in
        Exhibit 3.01 (each, a "Servicer Report").

               (b) Earned Discount; Other Amounts Due. Two Business Days prior to each Reporting Date, the Administrator shall notify Servicer of (i) the amount of Earned Discount that will have accrued in respect of the Capital as of the next Settlement Date and (ii) all Fees and other amounts that will have accrued and be payable by Seller under this Agreement on the next Settlement Date (other than Capital).

                (c) Settlement Date Procedure - Reinvestment Period. On the eighth Business Day after each Cut-Off Date (each, a "Settlement Date") prior to the Termination Date, the Servicer shall distribute from Collections set aside pursuant to Sections 1.03(a)(i) through (iii) during the immediately preceding Settlement Period the following amounts in the following order:

                      (1) to the Administrator, an amount equal to the Earned
               Discount accrued during such Settlement Period, plus any previously accrued Earned Discount not paid on a prior Settlement Date, which amount shall be distributed by the Administrator to the Purchaser for application to such Earned Discount;

                      (2) to the Administrator, an amount equal to the Program
               Fee and Commitment Fee accrued during such Settlement Period, plus any previously accrued amounts described in this clause (2) not paid on a prior Settlement Date;

                      (3) to the Servicer, if the Servicer is not Parent, an
               amount equal to the Purchaser's Share of the Servicer's Fee accrued during such Settlement Period, plus any previously accrued Purchaser's Share of the Servicer's Fee not paid on a prior Settlement Date;

                      (4) to the Administrator, all other amounts (other than
               Capital) then due under this Agreement to the Administrator, the Purchaser, the Affected Parties or the Indemnified Parties;

                      (5) to the Administrator, an amount equal to the Excess
               Amount, if any, which amount shall be distributed by the Administrator to the Purchaser for application to the Capital;

                      (6) to the Servicer, if the Servicer is Parent, an amount
               equal to the Purchaser's Share of the Servicer's Fee accrued during such Settlement Period, plus any previously accrued Purchaser's Share of the Servicer's Fee not paid on a prior Settlement Day; and

                      (7) to the Seller, any remaining amounts.

        (d) Settlement Date Procedure - Liquidation Period. On each Settlement Date during the Liquidation Period, the Servicer shall distribute from Purchaser's Share of Collections received or deemed received pursuant to Section
3.02 during the immediately preceding Settlement Period the following amounts in the following order:

                        (1) to the Administrator, an amount equal to the Earned
                Discount accrued during such Settlement Period, plus any previously accrued Earned Discount not paid on a prior Settlement Date, which amount shall be distributed by the Administrator to the Purchaser for application to such Earned Discount;

                        (2) to the Administrator, an amount equal to the Program
                Fee and Commitment Fee accrued during such Settlement Period, plus any previously accrued Program Fee and Commitment Fee not paid on a prior Settlement Date;

                        (3) to the Servicer, if the Servicer is not Parent, an
                amount equal to the Purchaser's Share of the Servicer's Fee accrued during such preceding Settlement Period, plus any previously accrued Purchaser's Share of the Servicer's Fee not paid on a prior Settlement Date;

                        (4) to the Administrator, an amount equal to the
                remaining Purchaser's Share of Collections until the Capital is reduced to zero, which amount shall be distributed by the Administrator to the Purchaser for application to the Capital;

                        (5) to the Administrator, all other amounts (other than
                Capital) then due under this Agreement to the Administrator, the Purchaser, the Affected Parties or the Indemnified Parties;


                        (6) to the Servicer, if the Servicer is Parent, an
                amount equal to the Purchaser's Share of the Servicer's Fee accrued during such Settlement Period, plus any previously accrued Purchaser's Share of the Servicer's Fee not paid on a prior Settlement Date; and

                        (7) to the Seller, any remaining amounts.

               (e) Delayed Payment. If on any day described in this Section 3.01, because Collections during the relevant Settlement Period were less than the aggregate amounts payable, Servicer does not make any payment otherwise required, the next available Collections in respect of the Asset Interest shall be applied to such payment, and no Reinvestment shall be permitted hereunder until such amount payable has been paid in full.

        SECTION 3.02. Deemed Collections; Reduction of Capital, Etc.

        (a)    Deemed Collections.  If on any day

                (i) a Dilution occurs or the Unpaid Balance of any Pool Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Servicer Report for any other reason, or

                (ii) any of the representations or warranties of Seller set forth in Section 6.01(k) or (o) with respect to any Pool Receivable were not true when made with respect to any Pool Receivable, or any of the representations or warranties of Seller set forth in Section 6.01(k) are no longer true with respect to any Pool Receivable, or

               (iii) without duplication, Seller receives a Deemed Collection pursuant to the Purchase Agreement,

then, on such day, Seller shall be deemed to have received a Collection of such Pool Receivable

                      (I) in the case of clause (i) above, in the amount of such
               Dilution or the difference between the actual Unpaid Balance and the amount included in calculating such Net Pool Balance, as applicable; and

                      (II) in the case of clause (ii) above, in the amount of
               the Unpaid Balance of such Pool Receivable; and

                      (III) in the case of clause (iii) above, in the amount of
               such Deemed Collection.

        (b) Seller's Optional Reduction of Capital. Seller may at any time elect to reduce the Capital as follows:

               (i) Seller shall give the Administrator at least five (5) Business Days' prior written notice of such reduction (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

               (ii) on the proposed date of commencement of such reduction and on each day thereafter, Servicer shall refrain from reinvesting Collections pursuant to Section 1.03 until the amount thereof not so reinvested shall equal the desired amount of reduction, and

               (iii) Servicer shall hold such Collections in trust for Purchaser, pending payment to the Administrator on the next Settlement Date, as provided in Section 1.03;

provided that,

                      (A) the amount of any such reduction shall be not less
               than $5,000,000, and the Capital after giving effect to such reduction shall be not less than $50,000,000 (unless Capital shall thereby be reduced to zero), and

                      (B) Seller shall use reasonable efforts to attempt to
               choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period.

        SECTION 3.03. Payments and Computations, Etc.

        (a) Payments. All amounts to be paid or deposited by Seller or Servicer to the Administrator or any other Person (other than to Seller, Parent or Servicer) hereunder (other than amounts payable under Section 4.02) shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Boston, Massachusetts time) on the day when due in lawful money of the United States of America in immediately available funds to the Administrator at ABA# 011 000 138, account # 940 518 9033; attention: Blue Keel.

        (b) Late Payments. Seller or Servicer, as applicable, shall, to the extent permitted by law, pay to Purchaser or the Administrator, as the case may be, interest on all amounts not paid or deposited when such amount is due hereunder at 2% per annum above the Alternate Base Rate, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law, and provided, further that such late interest rate shall not begin to accrue with respect to any payment until such payment is at least three (3) hours late.

        (c) Method of Computation. All computations of interest, Earned Discount and any fees payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.


                                   ARTICLE IV

                            FEES AND YIELD PROTECTION

        SECTION 4.01. Fees. Seller shall pay to the Administrator and Purchaser the fees in the amounts and at the times set forth in the fee letter, dated as of the date hereof, between the Administrator and Seller (as amended or supplemented from time to time, the "Fee Letter").

        SECTION 4.02. Yield Protection.

        (a) If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof

               (A) shall subject an Affected Party to any tax, duty or other charge with respect to any Asset Interest owned by or funded by it, or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Capital or Earned Discount owned by, owed to or funded in whole or in part by it or any other amounts due under this Agreement in respect of the Asset Interest owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for franchise taxes or changes in the rate of tax on the overall net income of such Affected Party imposed by the United States of America, by the jurisdiction in which such Affected Party's principal executive office is located and, if such Affected Party's principal executive office is not in the United States of America, by the jurisdiction where such Affected Party's principal office in the United States is located); or

               (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board), special deposit, compulsory loan or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party, but excluding any reserve, special deposit or similar requirement included in the determination of Earned Discount; or

               (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

               (D) shall impose any other condition affecting any Asset Interest owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor; or

               (E) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;

and the result of any of the foregoing is

               (x) to increase the cost to or to impose a cost on an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under any Program Agreement, or any commitment of such Affected Party with respect to any of the foregoing,

               (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, or under any Program Agreement with respect thereto, or

               (z) to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or under any Program Agreement or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then within thirty days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for, calculation of, and amount of such additional costs or reduced amount receivable; provided, however, that no Affected Party shall be required to disclose any confidential or tax planning information in any such statement), Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction.

        (b) Each Affected Party will promptly notify Seller and the Administrator of any event of which it has knowledge which will entitle such Affected Party to compensation pursuant to this Section 4.02; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

        (c) In determining any amount provided for or referred to in this
Section 4.02, an Affected Party may use any reasonable averaging and attribution methods that it shall deem applicable. Any Affected Party when making a claim under this Section 4.02 shall submit to Seller a statement as to such increased cost or reduced return (including a calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon Seller.

        SECTION 4.03. Funding Losses. In the event that any Affected Party shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to make or maintain any funding with respect to the Asset Interest) as a result of (i) any settlement with respect to any portion of Capital funded by such Affected Party being made on any day other than the scheduled last day of an applicable Settlement Period with respect thereto, or
(ii) any Purchase not being made in accordance with a request therefor under
Section 1.02, then, within thirty days of written notice from the Administrator to Seller, Seller shall pay to the Administrator for the account of such Affected Party, the amount of such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding upon the Seller.


                                    ARTICLE V

                             CONDITIONS TO PURCHASES

        SECTION 5.01. Conditions Precedent to Initial Purchase. The initial Purchase hereunder is subject to the condition precedent that the Administrator shall have received, on or before the date of such Purchase, the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to the Administrator:

               (a) Good standing certificates for each of Parent and Seller issued by the Secretary of State of the jurisdiction of its incorporation and its principal place of business;

               (b) A certificate of the Secretary of each of Seller and Parent certifying (i) a copy of the resolutions of its Board of Directors approving this Agreement and the other Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby; (ii) the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it hereunder (on which certificate the Administrator and Purchaser may conclusively rely until such time as the Administrator shall receive from Seller or Parent, as the case may be, a revised certificate meeting the requirements of this subsection (b)); (iii) a copy of its by-laws; and
        (iv) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Transaction Documents;

               (c) The Certificate of Incorporation or Articles of Incorporation, as applicable, of each of Seller and Parent, duly certified by the Secretary of State of California (in the case of Seller) and Delaware (in the case of Parent), as of a recent date acceptable to Administrator;

               (d) Acknowledgment copies, or time stamped receipt copies, of proper financing statements (Form UCC-1), filed on or prior to the date of the initial Purchase, naming (i) Parent as the debtor and seller of Receivables, Seller as the secured party and purchaser and Administrator, for the benefit of Purchaser, as the assignee and (ii) Seller as the debtor and seller of Receivables or an undivided interest therein and Administrator, for the benefit of Purchaser, as the secured party and purchaser, or other, similar instruments or documents, as may be necessary or, in the opinion of the Administrator, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect Seller's and Purchaser's interests in the Pool Assets;

               (e) A search report provided in writing to and approved by the Administrator listing all effective financing statements that name Parent or Seller as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (d) above and in such other jurisdictions that Administrator shall reasonably request, together with copies of such financing statements (none of which shall cover any Pool Assets, unless executed termination statements with respect thereto have been delivered to the Administrator), and tax and judgment lien search reports from a Person satisfactory to Servicer and the Administrator showing no evidence of such liens filed against Parent or Seller;

               (f) Duly executed copies of the Lock-Box Agreements with the Lock-Box Banks;

               (g) Favorable opinions of (i) Glenn H. Stevens, general counsel to Parent and Seller, in substantially the form of Exhibit 5.01(g)-1 and
        (ii) Morrison & Foerster LLP, special counsel to Parent and Seller, in substantially the forms of Exhibits 5.01(g)-2, 5.01(g)-3 and 5.01(b)-4, respectively;

               (h) Such powers of attorney as the Administrator shall reasonably request to enable the Administrator to collect all amounts due under any and all Pool Assets;

               (i) A pro forma Servicer Report, prepared in respect of the proposed initial Purchase, assuming a Cut-Off Date of June 30, 1998;

               (j) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the letter agreement referred to in Section 4.01), costs and expenses to the extent then due and payable on the date thereof, together with attorneys' fees of the Administrator to the extent invoiced prior to or on such date, plus such additional amounts of attorneys' fees as shall constitute the Administrator's reasonable estimate of attorneys' fees incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Seller and the Administrator), including any such costs, fees and expenses arising under or referenced in Section 14.05;

               (k) The Liquidity Agreement, duly executed by Purchaser, the Liquidity Agent and each Liquidity Bank;

               (l) The Purchase Agreement, duly executed by Parent and Seller, and a copy of all documents required to be delivered thereunder; and

               (m) Such other documents, certificates or opinions as the Administrator may reasonably request.

        SECTION 5.02. Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase) and each Reinvestment hereunder, shall be subject to the further conditions precedent that:

               (a) in the case of each Purchase, the Servicer shall have delivered to the Administrator on or prior to such purchase, in form and substance satisfactory to the Administrator, a completed Servicer Report with respect to the immediately preceding calendar month, dated within two (2) Business Days prior to the date of such Purchase, together with such additional information as may be reasonably requested by the Administrator; and

               (b) on the date of such Purchase or Reinvestment the following statements shall be true (and Seller by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment shall be deemed to have certified that):

                      (i) the representations and warranties contained in
               Article VI are correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct in all material respects as of such earlier date),

                      (ii) no event has occurred and is continuing, or would
               result from such Purchase or Reinvestment, that constitutes a Liquidation Event or Unmatured Liquidation Event,

                      (iii) after giving effect to each proposed Purchase or
               Reinvestment, Capital will not exceed the Purchase Limit and the Asset Interest will not exceed the Allocation Limit, and

                      (iv) the Termination Date shall not have occurred;

provided, however, the absence of the occurrence and continuance of an Unmatured Liquidation Event shall not be a condition precedent to any Reinvestment.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

        SECTION 6.01. Representations and Warranties of Seller. Seller represents and warrants as follows:

               (a) Organization and Good Standing. Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Pool Assets.

               (b) Due Qualification. Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all other jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals has not had, and except where the failure to so qualify or have such licenses or approvals has not had, and could not reasonably be expected to have, a Material Adverse Effect.

               (c) Power and Authority; Due Authorization. Seller (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of the Transaction Documents to which it is a party, and (C) sell and assign the Asset Interest on the terms and conditions herein provided and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the sale and assignment of the Asset Interest on the terms and conditions herein provided.

               (d) Valid Transfer; Binding Obligations. This Agreement constitutes a valid transfer and assignment of the Asset Interest to the Administrator, for the benefit of Purchaser, enforceable against creditors of, and purchasers from, Seller; and this Agreement constitutes, and each other Transaction Document to be signed by Seller when duly executed and delivered will constitute, a legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

               (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller's certificate of incorporation or by-laws or any Contractual Obligation of Seller, (ii) result in the creation or imposition of any Lien upon any of Seller's properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

               (f) No Proceedings. There is no litigation, proceedings or investigations pending, or to the best of Seller's knowledge, threatened, before any Governmental Authority or arbitrator (i) asserting the invalidity of this Agreement or any other Transaction Document to which Seller is a party, (ii) seeking to prevent the sale and assignment of the Asset Interest or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

               (g) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

               (h) Government Approvals. No Governmental Action is required for the due execution, delivery and performance by Seller of this Agreement or any other Transaction Document to which Seller is a party, except for the filing of the UCC financing statements referred to in Article V, all of which, at the time required in Article V, shall have been duly made and shall be in full force and effect.

               (i) Financial Condition. Since the date of Seller's formation, there has been no material adverse change in Seller's financial condition, business, assets or operations.

               (j) Margin Regulations. The use of all funds obtained by Seller under this Agreement will not conflict with or contravene any of Regulations G, T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

               (k) Quality of Title. Upon consummation of the first Purchase, each Pool Asset is legally and beneficially owned by Seller free and clear of any Lien (other than any Lien arising solely as the result of any action taken by Purchaser or the Administrator); when the Administrator, for the benefit of Purchaser, makes a Purchase or Reinvestment, it shall have acquired a valid and enforceable perfected first priority undivided percentage interest to the extent of the Asset Interest in each Pool Asset, free and clear of any Lien (other than any Lien arising solely as the result of any action taken by Purchaser or the Administrator), enforceable against any creditor of, or purchaser from, Seller or any Originator; and no financing statement or other instrument similar in effect covering any Pool Asset is on file in any recording office except such as may be filed (i) in favor of an Originator in accordance with the Contracts, (ii) in favor of Seller in accordance with the Purchase Agreement, or (iii) in favor of Purchaser or the Administrator in accordance with this Agreement or in connection with any Lien arising solely as the result of any action taken by Purchaser or the Administrator.

               (l) Accurate Reports. No Servicer Report (if prepared by Seller, or to the extent information therein was supplied by Seller) or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of Seller to the Administrator or Purchaser in connection with this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Administrator at such time) as of the date so furnished, or contained or will contain any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

               (m) Offices. The principal place of business and chief executive office of Seller are located at the address of Seller referred to in
        Section 14.02, and the offices where Seller keeps all its books, records and documents evidencing or relating to Pool Receivables are located at the addresses specified in Schedule 6.01(m) (or at such other locations, notified to the Administrator in accordance with Section 7.01(f), in jurisdictions where all action required by Section 8.05 has been taken and completed).

               (n) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the lock-box accounts of Seller at such Lock-Box Banks, are specified in Schedule 6.01(n) (or have been notified to the Administrator in accordance with Section 7.03(d)).

               (o) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase, Reinvestment or other calculation of Net Pool Balance shall be an Eligible Receivable on such date.

               (p) Accounting Sale. The Seller has accounted for each sale of undivided percentage ownership interests in Receivables in its books and financial statements as sales, consistent with GAAP.

               (q) Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable.

               (r) Corporate Name. The Seller's complete corporate name is set forth in the preamble to this Agreement, and the Seller does not use and has not during the last six years used any other corporate name, trade name, doing business name or fictitious name.

        SECTION 6.02. Representations and Warranties of Parent. Parent represents and warrants as follows:

               (a) Organization and Good Standing. Parent has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

               (b) Due Qualification. Parent is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or have such licenses or approvals has not had, and could not reasonably be expected to have, a Material Adverse Effect.

               (c) Power and Authority; Due Authorization. Parent (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (B) carry out the terms of the Transaction Documents to which it is a party and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party.

               (d) Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by Parent when duly executed and delivered will constitute, a legal, valid and binding obligation of Parent enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

               (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which Parent is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under the Parent's articles of incorporation or by-laws or any Contractual Obligation of Parent, (ii) result in the creation or imposition of any Lien upon any of Parent's properties pursuant to the terms of any such Contractual Obligation (other than any Lien created pursuant to the Transaction Documents), or (iii) violate any Applicable Law.

               (f) No Proceedings. There is no litigation, proceedings or investigations pending or, to the best of Parent's knowledge, threatened, before any Governmental Authority or arbitrator (i) asserting the invalidity of this Agreement or any other Transaction Document to which Parent is a party, (ii) seeking to prevent the sale and assignment of the Asset Interest or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

               (g) Government Approvals. No Governmental Action is required for the due execution, delivery and performance by Parent of this Agreement or any other Transaction Document to which it is a party.

               (h) Financial Condition. (x) The consolidated balance sheets of Parent and its consolidated Subsidiaries as at December 28, 1997, and the related statements of earnings, shareholders' equity and cash flows of Parent and its consolidated Subsidiaries for the fiscal year then ended, certified by Coopers & Lybrand, and the consolidated balance sheets of Parent and its consolidated Subsidiaries as at March 28, 1998, and the related statements of earnings, shareholders' equity and cash flows of Parent and its consolidated Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to the Administrator, fairly present the consolidated financial condition, business and operations of Parent and its consolidated Subsidiaries as at such dates and the consolidated results of the operations of Parent and its consolidated Subsidiaries for the period ended on such dates, all in accordance with GAAP consistently applied, and (y) as of the date hereof, since March 28, 1998 there has been no material adverse change in any such condition, business or operations.

               (i) Accurate Reports. No Servicer Report (if prepared by Parent, or to the extent information therein was supplied by Parent) or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of Parent to the Administrator or Purchaser, in connection with this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Administrator at such time) as of the date so furnished, or contained or will contain any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.


                                   ARTICLE VII

                                GENERAL COVENANTS

        SECTION 7.01. Affirmative Covenants. From the date hereof until the Final Payout Date:

               (a) Compliance with Laws, Etc. Each of Seller and Parent will comply in all material respects with all Applicable Laws, including those with respect to the Pool Receivables and the related Contracts, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

               (b) Preservation of Corporate Existence. Each of Seller and Parent will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

               (c) Audits. (i) Each of Parent and Seller will at any time and from time to time during regular business hours, permit the Administrator or any of its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Pool Assets, (B) to visit its offices and properties for the purpose of examining such materials described in clause (i)(A) above, and to discuss matters relating to Pool Assets or its performance hereunder with any of its officers or employees having knowledge of such matters, and (C) to verify the existence and amount of the Receivables; and (ii) without limiting the provisions of clause (i) above, from time to time on request of Administrator, permit certified public accountants or other auditors acceptable to the Administrator to conduct, at Seller's or Parent's, as the case may be, expense, a review of its books and records with respect to the Pool Receivables; provided that unless a Liquidation Event exists, neither Seller nor Parent shall be responsible for the cost of more than one such audit in any calendar year.

               (d) Keeping of Records and Books of Account. Each of Seller and Parent will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Assets (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

               (e) Performance and Compliance with Receivables and Contracts. Seller will, at its expense, timely and fully perform and comply (or cause an Originator to perform and comply pursuant to the Purchase Agreement) with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables and all other agreements related to such Pool Receivables.

               (f) Location of Records. Each of Seller and Parent will keep its principal place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables and all related Contracts and all other agreements related to such Pool Receivables (and all original documents relating thereto), at its address(es) referred to in Section 14.02 or, upon 30 days' prior written notice to the Administrator, at such other locations in jurisdictions where all action required by Section 8.05 shall have been taken and completed.

               (g) Credit and Collection Policies. Each of Seller and Parent, at its own expense, will timely and fully perform and comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contracts.

               (h) Collections. Each of Seller and Parent will instruct (i) all Obligors to cause all Collections to be sent to a Lock-Box that is the subject of a Lock-Box Agreement and (ii) each Lock-Box Bank to deposit all such Collections directly into a Lock-Box Account that is the subject of a Lock-Box Agreement. In the event that Parent or Seller receives Collections directly from any Obligor, Parent or Seller, as the case may be, shall deposit such Collections into a Lock-Box Account within two Business Days of receipt thereof.

               (i) Net Worth. Seller will maintain a Tangible Net Worth of at least $1,000,000.

               (j) Quality of Title. Each of Seller and Parent will take all action necessary or desirable to establish and maintain a valid and enforceable perfected first priority undivided percentage interest in favor of the Administrator, for the benefit of the Purchaser, to the extent of the Asset Interest in each Pool Asset, free and clear of any Lien (other than any Lien arising solely as a result of any action taken by Purchaser or the Administrator), enforceable against any creditor of, or purchaser from, Seller or Parent.

        SECTION 7.02. Reporting Requirements. From the date hereof until the Final Payout Date:

               (a) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year (i) Seller will furnish to the Administrator copies of its financial statements, consisting of at least a balance sheet as at the close of such quarter and statements of earnings for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, in each case in conformity with GAAP (except for footnote disclosures), duly certified by the chief financial officer of Seller and (ii) Parent will furnish to the Administrator copies of the financial statements of Parent and its Subsidiaries prepared on a consolidated basis, consisting of at least a balance sheet as at the close of such quarter and statements of earnings for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, in each case in conformity with GAAP (except for footnote disclosures), duly certified by the chief financial officer of Parent;

               (b) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year (i) Seller will furnish to the Administrator copies of its financial statements, consisting of at least a balance sheet of Seller for such year and statements of earnings, cash flows and shareholders' equity, in each case in conformity with GAAP, consistently applied, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, with all such statements duly certified by independent certified public accountants of recognized standing selected by Seller and (ii) Parent will furnish to the Administrator copies of the financial statements of Parent and its Subsidiaries prepared on a consolidated basis, consisting of at least a balance sheet of Parent and its Subsidiaries for such year and consolidated statements of earnings, cash flows and shareholders' equity, in each case in conformity with GAAP, consistently applied, setting forth in each case in comparative form corresponding consolidated figures from the preceding fiscal year, with all such statements duly certified by independent certified public accountants of recognized standing selected by Parent;

               (c) Compliance Certificate. Together with each quarterly and annual financial statement delivered in accordance with the preceding paragraphs, Parent will furnish to the Administrator a compliance certificate showing a calculation of the financial covenants set forth in Sections 10.01(n), (o) and (p) certified by an authorized officer of Parent;

               (d) Liquidation Events. Each of Seller and Parent will furnish to the Administrator, as soon as possible and in any event within two (2) Business Days after the occurrence of each Liquidation Event and each Unmatured Liquidation Event, a written statement of an authorized officer of Seller or Parent, as the case may be, setting forth details of such event and the action that Seller or Parent, as the case may be, proposes to take with respect thereto;

               (e) Litigation. Each of Seller and Parent will furnish to the Administrator, as soon as possible and in any event within five Business Days of Seller's or Parent's knowledge thereof, notice of (i) any litigation, investigation or proceeding which may exist at any time which could be reasonably expected to have a Material Adverse Effect and
        (ii) any material adverse development in previously disclosed litigation;

               (f) Change in Credit and Collection Policy. Each of Seller and Parent will furnish to the Administrator, prior to its effective date, notice of any material change in the Credit and Collection Policy;

               (g) Change in Name. Seller will furnish to the Administrator, at least thirty days prior to any change in the Seller's name, location or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof; and

               (h) Other Information. Each of Seller and Parent will furnish to the Administration such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Parent or Seller or any of its Affiliates as the Administrator may from time to time reasonably request.

        SECTION 7.03. Negative Covenants. From the date hereof until the Final Payout Date:

               (a) Sales, Liens, Etc. Seller will not, except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pool Asset or any interest therein.

               (b) Extension or Amendment of Receivables. Neither Parent nor Seller will, except as otherwise permitted in Section 8.02, extend, amend or otherwise modify, or permit Servicer to extend, amend or otherwise modify, the terms of any Pool Receivable; or amend, modify or waive, or permit Servicer to amend, modify or waive, any term or condition of any Contract related to a Pool Receivable.

               (c) Change in Business or Credit and Collection Policy. Neither Parent nor Seller will make any change in the character of its business or in the Credit and Collection Policy, which change could impair the collectibility of any Pool Receivable or otherwise adversely affect the interests or remedies of the Administrator or Purchaser under this Agreement or any other Transaction Document.

               (d) Change in Payment Instructions to Obligors. Neither Parent or Seller will add or terminate any bank as a Lock-Box Bank or any Lock-Box Account from those listed in Schedule 6.01(n) or make any change, or permit Servicer to make any change, in its instructions to Obligors regarding payments to be made to Seller or Servicer or payments to be made to any Lock-Box Bank, unless the Administrator shall have received notice of such addition, termination or change and duly executed copies of Lock-Box Agreements with each new Lock-Box Bank or with respect to each new Lock-Box Account, as the case may be.

               (e) Mergers, Acquisitions, Sales, etc. Neither Parent nor Seller will (i) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person without the consent of the Administrator, unless, in the case of Parent, Parent is the surviving corporation and no Liquidation Event has occurred and is continuing or would result therefrom or (ii) sell, transfer, convey or lease all or any substantial part of its assets (except to the extent such transaction does not result in a Liquidation Event pursuant to Section 10.01(n)), or sell or assign with or without recourse any Receivables or any interest therein (other than pursuant hereto or to the Purchase Agreement). Parent will not sell any of the capital stock of Seller, or permit any Lien to exist thereon.

               (f) Deposits to Special Accounts. Neither Parent nor Seller will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables.

               (g) Other Business. Seller will not (i) engage in any business other than the transactions contemplated by the Transaction Documents;
        (ii) incur any indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to this Agreement or the Purchase Agreement; or (iii) form any Subsidiary or make any investments in any other Person.

               (h) Certificate of Incorporation; Purchase Agreement. Seller will not amend, modify, terminate, revoke or waive any provision of its certificate of incorporation, the Initial Purchaser Note or the Purchase Agreement.

               (i) Restricted Payments. Seller will not declare or make any dividend or other distributions to any of its shareholders, redeem or purchase any of its capital stock or make any loan or other payments to any of its shareholders (other than (1) payments of the purchase price of Receivables as set forth in the Purchase Agreement, (2) the turnover of Collections of Reconveyed Receivables to an Originator as set forth in the Purchase Agreement, (3) payment of the Servicer's Fee so long as Parent is the Servicer and (4) payment of reasonable management fees and reimbursement of reasonable expenses of Parent incurred in connection with managing Seller, so long as such fees and expenses are in an amount not in excess of those that would be paid in a similar arms'- length transaction) unless, in each case, no Liquidation Event or Unmatured Liquidation Event has occurred and is continuing or would result therefrom.

               (j) Change of Name or Location. Seller will not change its name or the location of its principal place of business or chief executive office or its corporate structure, unless Seller has given the Administrator at least thirty (30) days prior notice thereof, and has taken all steps necessary or advisable under the UCC to continue the perfection and priority of the Administrator's and Purchaser's interest in the Pool Assets.

        SECTION 7.04. Separate Existence. Each of Seller and Parent hereby acknowledges that Purchaser, the Program Support Providers and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon Seller's identity as a legal entity separate from Parent. Therefore, from and after the date hereof, each of Seller and Parent shall take all steps specifically required by this Agreement or by the Purchaser or Administrator to continue Seller's identity as a separate legal entity and to make it apparent to third Persons that Seller is an entity with assets and liabilities distinct from those of Parent and any other Person, and is not a division of Parent or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of Seller and Parent shall take such actions as shall be required in order that:

               (a) Seller will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests, or selling interests, in Pool Assets, entering into agreements for the selling and servicing of the Receivables Pool, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

               (b) Seller shall not engage in any business or activity, or incur any indebtedness or liability other than as expressly permitted by the Transaction Documents;

               (c) Not less than one member of Seller's Board of Directors shall be an Independent Director. The articles of incorporation or the by-laws of Seller shall provide that (i) Seller's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition or a merger or dissolution with respect to Seller unless the Independent Director shall approve the taking of such action in writing prior to the taking of such action and (ii) such provision cannot be amended without the prior written consent of the Independent Director;

               (d) The Independent Director shall not at any time serve as a trustee in bankruptcy for Seller, Parent or any Affiliate thereof;

               (e) Any employee, consultant or agent of Seller will be compensated from Seller's funds for services provided to Seller. Seller will not engage any agents other than its attorneys, auditors and other professionals, and a Servicer as contemplated by the Transaction Documents for the Receivables Pool, which Servicer will be fully compensated for its services by payment of the Servicer's Fee and a manager, which manager will be fully compensated from Seller's funds;

               (f) Seller will not incur any material indirect or overhead expenses for items shared with Parent (or any other Affiliate thereof) which are not reflected in the Servicer's Fee or the fee to Parent in its role as manager for Seller. To the extent, if any, that Seller (or any other Affiliate thereof) share items of expenses not reflected in the Servicer's Fee or the manager's fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Parent shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal, rating agency and other fees;

               (g) Seller's operating expenses will not be paid by Parent or any other Affiliate thereof, other than certain expenses and liabilities related to basic corporate overhead that may be allocated between Seller and Parent ;

               (h) Seller and Parent will have taken all steps necessary to make the assumptions set forth in the substantive consolidation opinion delivered by Morrison & Foerster LLP in connection with this Agreement true and correct;

               (i) Seller's books and records will be maintained separately from those of Parent and any other Affiliate thereof;

               (j) All financial statements of Parent or any Affiliate thereof that are consolidated to include Seller will contain detailed notes clearly stating that (A) all of Seller's assets are owned by Seller, and
        (B) Seller is a separate entity with creditors who have received security interests in Seller's assets;

               (k) Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of Parent or any Affiliate thereof;

               (l) Seller will strictly observe corporate formalities in its dealings with Parent or any Affiliate thereof, and funds or other assets of Seller will not be commingled with those of Parent or any Affiliate thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. Seller shall not maintain joint bank accounts or other depository accounts to which Parent or any Affiliate thereof (other than Parent in its capacity as Servicer) has independent access; and

               (m) Seller will maintain arms'-length relationships with Parent (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to Seller will be compensated by Seller at market rates for such services it renders or otherwise furnishes to Seller. Neither Seller nor Parent will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. Seller and Parent will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.


                                  ARTICLE VIII

                          ADMINISTRATION AND COLLECTION

        SECTION 8.01. Designation of Servicer.

        (a) Parent as Initial Servicer. The servicing, administering and collection of the Pool Receivables shall be conducted by the Person designated as Servicer hereunder ("Servicer") from time to time in accordance with this
Section 8.01. Until the Administrator gives to Parent a Successor Notice, Parent is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

        (b) Successor Notice; Servicer Transfer Events. Upon Parent's receipt of notice from the Administrator of the Administrator's designation of a new Servicer (a "Successor Notice"), Parent agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator reasonably believes will facilitate the transition of the performance of such activities to the new Servicer, and the new Servicer shall assume each and all of Parent's obligations to service and administer such Pool Receivables, on the terms and subject to the conditions herein set forth, and Parent shall use its best efforts to assist the new Servicer in assuming such obligations. The Administrator agrees not to give Parent a Successor Notice until after the occurrence of a Liquidation Event (any such Liquidation Event being herein called a "Servicer Transfer Event"), in which case such Successor Notice may be given at any time in the Administrator's discretion.

        (c) Resignation. The Parent acknowledges that the Administrator and Purchaser have relied on the Parent's agreement to act as Servicer hereunder in making their decision to execute and deliver this Agreement. Accordingly, the Parent agrees that it will not voluntarily resign as Servicer.

        (d) Subcontracts. Servicer may, with the prior consent of the Administrator, subcontract with any other Person for servicing, administering or collecting the Pool Receivables, provided that (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof; (ii) Servicer shall remain primarily liable for the performance of the duties and obligations of Servicer pursuant to the terms hereof, (iii) Seller, the Administrator and Purchaser shall have the right to look solely to the Servicer for performance, and (iv) any such subcontract may be terminated at the option of the Administrator upon the occurrence of a Servicer Transfer Event.

        (e) Servicing Programs. In the event that Servicer uses any software program in servicing the Pool Receivables that it licenses from a third party, Servicer shall use its best efforts to obtain whatever licenses or approvals are necessary to allow the Administrator or the new Servicer to use such program.

        SECTION 8.02. Duties of Servicer.


        (a) Appointment; Duties in General. Each of Seller, Purchaser and the Administrator hereby appoints as its agent Servicer, as from time to time designated pursuant to Section 8.01, to enforce its rights and interests in and under the Pool Assets. Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with Applicable Law, with reasonable care and diligence and in accordance with the Credit and Collection Policy.

        (b) Allocation of Collections; Segregation. Servicer shall set aside for the account of Seller and Purchaser their respective allocable shares of the Collections of Pool Receivables in accordance with Section 1.03 but shall not be required (unless otherwise instructed by the Administrator) to segregate the funds constituting such portions of such Collections prior to the remittance thereof in accordance with Section 3.01. If instructed by the Administrator, Servicer shall segregate and deposit with a bank designated by the Administrator, Purchaser's Share of Collections, on the second Business Day following receipt by Servicer of such Collections in immediately available funds.

        (c) Modification of Receivables. So long as no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, Servicer may
(i) in accordance with the Credit and Collection Policy, adjust the Unpaid Balance of any Defaulted Receivable or extend the time for payment of any Defaulted Receivable (but in no event to a date later than 120 days from the date of the original invoice), provided that (A) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of Purchaser or the Administrator under this Agreement, and (B) the aggregate amount of all such adjustments made in any Settlement Period, plus the aggregate Unpaid Balance of all Pool Receivables that have been extended during such Settlement Period, shall not exceed 2% of the aggregate Unpaid Balance of all Pool Receivables as at the Cut-Off Date for such Settlement Period and (ii) adjust the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in the first sentence of Section 3.02(a).

        (d) Documents and Records. Seller shall deliver to Servicer, and Servicer shall hold in trust for Seller and Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

        (e) Certain Duties to Seller. Servicer shall, as soon as practicable following receipt, turn over to Seller (i) that portion of Collections of Pool Receivables representing its undivided interest therein, less the Seller's Share of the Servicer's Fee, and (ii) the Collections of any Receivable which is not a Pool Receivable. Seller hereby directs Servicer to pay any Collections of any Reconveyed Receivable directly to the related Originator to be applied pursuant to the Purchase Agreement. Servicer shall, as soon as practicable upon demand, deliver to Seller copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables.

        (f) Termination. Servicer's authorization under this Agreement shall terminate upon the Final Payout Date.

        (g) Power of Attorney. Seller hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by Purchaser (whether or not from Seller) in connection with any Receivable. Notwithstanding anything to the contrary contained herein, the Administrator may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; provided, however, that no such direction may be given unless either (i) a Liquidation Event has occurred or (ii) the Administrator believes in good faith that failure to commence, settle, or effect such legal action, foreclosure or repossession, could adversely affect Receivables constituting a material portion of the Pool Receivables.

        SECTION 8.03. Rights of the Administrator

        (a) Notice to Obligors. At any time after the occurrence of a Liquidation Event, the Administrator may notify the Obligors of Pool Receivables, or any of them, of the ownership of the Asset Interest by the Administrator, for the benefit of Purchaser.

        (b) Notice to Lock-Box Banks. At any time following the earlier to occur of (i) the occurrence of a Liquidation Event, and (ii) the commencement of the Liquidation Period, the Administrator is hereby authorized to give notice to the Lock-Box Banks, as provided in the Lock-Box Agreements, of the transfer to the Administrator of dominion and control over the lock-boxes and Lock-Box Accounts. Seller hereby transfers to the Administrator, effective when the Administrator shall give notice to the Lock-Box Banks as provided in the Lock-Box Agreements, the exclusive dominion and control over such lock-boxes and accounts, and shall take any further action that the Administrator may reasonably request to effect such transfer. Any proceeds of Pool Receivables received by the Seller or Parent, as Servicer or otherwise, thereafter shall be sent immediately to the Administrator.

        (c) Rights on Servicer Transfer Event. At any time following the designation of a Servicer other than Parent pursuant to Section 8.01:

               (i) The Administrator may direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Administrator or its designee.

               (ii) Parent shall, at the Administrator's request and at Parent's expense, give notice of such ownership to each said Obligor and direct that payments be made directly to the Administrator or its designee.

               (iii) Parent and Seller shall, at the Administrator's request,
        (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Pool Receivables and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables and make the same available to the Administrator at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator.

               (iv) Each of Seller and Purchaser hereby authorizes the Administrator, and grants to the Administrator an irrevocable power of attorney, to take any and all steps in Seller's name and on behalf of Seller and Purchaser which are necessary or desirable, in the reasonable determination of the Administrator, to collect all amounts due under any and all Pool Receivables including, without limitation, endorsing Seller's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

        SECTION 8.04. Responsibilities of Seller. Anything herein to the contrary notwithstanding:

               (a) Contracts. Seller shall perform, or cause an Originator to perform under the Purchase Agreement, all of its obligations under the Contracts related to the Pool Receivables and under the other agreements related thereto to the same extent as if the Asset Interest had not been sold hereunder, and the exercise by the Administrator or its designee of its rights hereunder shall not relieve Seller from such obligations.

               (b) Limitation of Liability. Neither the Administrator nor Purchaser shall have any obligation or liability with respect to any Pool Receivables, the related Contracts or any other related agreements, nor shall any of them be obligated to perform any of the obligations of Seller or any Originator thereunder.

        SECTION 8.05. Further Action Evidencing Purchases and Reinvestments.

        (a) Further Assurances. The Seller shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable first priority perfected undivided interest, to the extent of the Asset Interest, in the Pool Assets, free and clear of any Lien, in favor of the Administrator, for the benefit of Purchaser. Without limiting the generality of the foregoing, Seller will upon the request of the Administrator or its designee execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to evidence or perfect the interest described in the previous sentence.

        (b) Data Processing Records. Each of Parent and Seller will mark its master data processing records evidencing the Pool Receivables with a legend, acceptable to the Administrator, evidencing that the Asset Interest has been sold in accordance with this Agreement.

        (c) Additional Financing Statements; Performance by Administrator. Seller hereby authorizes the Administrator or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any portion of the Asset Interest now existing or hereafter arising in the name of Seller. If Seller or Parent fails to perform any of its agreements or obligations under this Agreement, the Administrator or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrator or its designee incurred in connection therewith shall be payable by Seller or Parent, as the case may be.

        (d) Continuation Statements; Opinion. Without limiting the generality of subsection (a), Seller will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 5.01(d) or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the Final Payout Date shall have occurred:

               (i) execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

               (ii) deliver or cause to be delivered to the Administrator an opinion of the counsel for Seller, in form and substance reasonably satisfactory to the Administrator, confirming and updating the opinion delivered pursuant to Section 5.01(g) with respect to perfection and otherwise to the effect that the Asset Interest hereunder continues to be an enforceable and perfected ownership or security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

        SECTION 8.06. Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to Seller shall, except as otherwise specified by such Obligor, required by the underlying Contract or law or unless the Administrator instructs otherwise, be applied, first, as a Collection of any Pool Receivable or Receivables then outstanding of such Obligor in the order of the age of such Pool Receivables, starting with the oldest of such Pool Receivable and, second, to any other indebtedness of such Obligor.


                                   ARTICLE IX

                                SECURITY INTEREST

        SECTION 9.01. Grant of Security Interest. To secure all obligations of Seller arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections of Pool Receivables received or deemed to be received and fees, effective as of the date of the first Purchase, Seller hereby assigns and grants to Administrator, for the benefit of the Secured Parties, a security interest in all of Seller's right, title and interest (including specifically any undivided interest retained by Seller hereunder) now or hereafter existing in, to and under all the Pool Assets.

        SECTION 9.02. Further Assurances. The provisions of Section 8.05 shall apply to the security interest granted under Section 9.01 as well as to the Purchases, Reinvestments and the Asset Interest hereunder.

        SECTION 9.03. Remedies. Upon the occurrence of a Liquidation Event, the Administrator and Purchaser shall have, with respect to the collateral granted pursuant to Section 9.01, and in addition to all other rights and remedies available to Purchaser or the Administrator under this Agreement or other applicable law, all the rights and remedies of a secured party upon default under the UCC.


                                    ARTICLE X

                               LIQUIDATION EVENTS

        SECTION 10.01. Liquidation Events. The following events shall be "Liquidation Events" hereunder:

               (a) (i) Servicer (if Parent or its Affiliate is Servicer) shall fail to perform or observe any material term, covenant or agreement that is an obligation of Servicer hereunder (other than as referred to in clause (ii) next following) and such failure shall remain unremedied for more than five Business Days or
        (ii) Seller or Servicer (if Parent or its Affiliate is Servicer) shall fail to make any payment or deposit to be made by it hereunder when due; or

               (b) Any representation or warranty made or deemed to be made by Seller or Parent under or in connection with this Agreement, any other Transaction Document or any Servicer Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made; or

               (c) Seller or Parent shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any of the other Transaction Documents on its part to be performed or observed and any such failure shall remain unremedied for fifteen (15) Business Days after written notice thereof shall have been given by the Administrator to Seller or Parent, as the case may be; or

               (d) A default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of indebtedness for borrowed money in excess of $5,000,000 of, or guaranteed by, Parent or any Subsidiary thereof, which default is a payment default that continues beyond the applicable grace period, if any; or

               (e) This Agreement or any Purchase or any Reinvestment pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof) (i) cease to create, or the Asset Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage interest to the extent of the Asset Interest in each Pool Asset, free and clear of any other Lien or (ii) cease to create with respect to the items described in Section 9.01, or the interest of the Administrator (for the benefit of Purchaser) with respect to such items shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any other Lien; or

               (f) An Event of Bankruptcy shall have occurred and remain continuing with respect to Seller, Parent or any Subsidiary thereof; or

               (g) The average of the Sales-Based Dilution Ratios for any three consecutive Cut-Off Dates exceeds 9%; or

               (h) The Sales-Based Default Ratio for any Cut-Off Date exceeds 5%; or

               (i) On any Settlement Date, after giving effect to the payments made under Section 3.01(c), the Asset Interest exceeds the Allocation Limit; or

               (j) The Delinquency Ratio for any Cut-Off Date is greater than 10%; or

               (k) There shall exist any event or occurrence that has caused, or has a reasonable possibility of causing, a Material Adverse Effect (other than a Material Adverse Effect described in clause (i) of the definition thereof); or

               (l) Seller, any Originator or Parent is subject to a Change-in-Control; or

               (m) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of Seller or Parent and such lien shall not have been released within 5 Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the assets of Seller or Parent and such lien shall not have been released within 5 Business Days; or

               (n) Parent sells, assigns (by operation of law or otherwise) or otherwise disposes of any of its assets, or any interest therein, other than (i) sales of inventory in the ordinary course of business, (ii) sales of surplus, damaged, worn or obsolete assets, or assets that are promptly being replaced, (iii) sales of assets on commercially reasonable terms, (iv) sales of receivables in connection with a securitization transaction, (v) sales to Subsidiaries, and (vi) sales of other assets, provided that the aggregate fair market value of such assets sold in any period of four consecutive fiscal quarters does not exceed the greater of (1) 25% of the Parent's Tangible Net Worth as of the last day of such fourth fiscal quarter and (2) $75,000,000; or

               (o) Parent makes any Investments other than (i) Permitted Investments, (ii) Investments existing on the date hereof, (iii) Investments in Subsidiaries, (iv) Investments in the nature of acquisitions, provided that the aggregate amount of such acquisitions in any period of four consecutive fiscal quarters does not exceed 25% of Parent's Tangible Net Worth as of the last day of such fourth fiscal quarter, (v) Investments in businesses related to data and information storage, and (vi) Investments not otherwise permitted by this subparagraph (o), provided that the aggregate amount of such Investments does not exceed the greater of (i) 25% of Parent's Tangible Net Worth as of the last day of the most recently ended fiscal quarter and (ii) $50, 000,000; or

               (p) Parent permits:

                      (i) its Tangible Net Worth to be less than (A) at all
               times prior to the IPO, an amount equal to (1) its Tangible Net Worth as of March 31, 1998, minus (2) $25,000,000, plus (iii) 50%
               of Consolidated Net Income (not to be reduced by losses) from March 31, 1998 to the end of the most recently ended fiscal quarter and (B) at all times after the IPO, an amount equal to
               (i) 70% of the sum of its Tangible Net Worth as of the end of June, 1998, plus the net proceeds of the IPO, plus (iii) 50% of Consolidated Net Income (not to be reduced by losses) from the date of the IPO to the end of the most recently ended fiscal quarter.

                      (ii) (1) prior to the IPO, the EBITDAR Ratio to be less
               than (A) 2.25:1 for the fiscal quarter ending in June and September of 1998, (B) 2.50:1 for the fiscal quarter ending in December of 1998, (C) 2.75:1 for the fiscal quarter ending in March of 1999, and (D) 3.00:1 for each fiscal quarter thereafter and (2) after the IPO, the EBITDAR Ratio to be less than 1.50:1 for any fiscal quarter.

        SECTION 10.02. Remedies.

        (a) Optional Liquidation. Upon the occurrence of a Liquidation Event (other than a Liquidation Event described in subsection (f) of Section 10.01), the Administrator shall, at the request, or may with the consent, of Purchaser, by notice to Seller declare the Purchase Termination Date to have occurred and the Liquidation Period to have commenced.

        (b) Automatic Liquidation. Upon the occurrence of a Liquidation Event described in subsection (f) of Section 10.01, the Purchase Termination Date shall occur and the Liquidation Period shall commence automatically.

        (c) Additional Remedies. Upon any Purchase Termination Date occurring pursuant to this Section 10.02, no Purchases or Reinvestments thereafter will be made, and the Administrator and Purchaser shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Law, which rights shall be cumulative.


                                   ARTICLE XI

                                THE ADMINISTRATOR

        SECTION 11.01. Authorization and Action. Pursuant to the Program Agreements, Purchaser has appointed and authorized the Administrator (or its designees) to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrator by the terms hereof, together with such powers as are reasonably incidental thereto.

        SECTION 11.02. Administrator's Reliance, Etc. The Administrator and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them under or in connection with the Transaction Documents (including, without limitation, the servicing, administering or collecting of Pool Receivables as Servicer pursuant to Section 8.01), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrator: (a) may consult with legal counsel (including counsel for Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to Purchaser or any other holder of any interest in Pool Receivables and shall not be responsible to Purchaser or any such other holder for any statements, warranties or representations made in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of Seller or Parent or to inspect the property (including the books and records) of Seller, any Originator or Parent; (d) shall not be responsible to Purchaser or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties.

        SECTION 11.03. Fleet and Affiliates. Fleet and any of its Affiliates may generally engage in any kind of business with Seller, Parent, any Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Seller, Parent, any Originator or any Obligor or any of their respective Affiliates, all as if Fleet were not the Administrator, and without any duty to account therefor to Purchaser or any other holder of an interest in Pool Receivables.

                                   ARTICLE XII

                       ASSIGNMENT OF PURCHASER'S INTEREST

        SECTION 12.01. Restrictions on Assignments.

        (a) Neither Seller nor Parent may assign its rights, or delegate its duties, hereunder or any interest herein without the prior written consent of the Administrator. Purchaser may not assign its rights hereunder (although it may delegate its duties hereunder as expressly indicated herein) or the Asset Interest (or any portion thereof) to any Person without the prior written consent of Seller, which consent shall not be unreasonably withheld; provided, however, that Purchaser may assign all of its rights and interests in the Transaction Documents, together with all its interest in the Asset Interest, to
(i) Fleet or any Affiliate thereof, or (ii) to any "bankruptcy remote" special purpose entity the business of which is administered by Fleet or any Affiliate thereof, so long as such entity has the ability to issue commercial paper notes, or to cause the issuance of commercial paper notes, to fund the Asset Interest or (iii) to any Program Support Provider. If Purchaser notifies Seller and Parent that it has decided to assign its rights and delegate its duties hereunder to one or more Program Support Providers (or an agent therefor), Seller and Parent agree to enter into such amendments hereto and to the other Transaction Documents as the Administrator may reasonably request to reflect such assignment and delegation.

        (b) Seller agrees to advise the Administrator within five (5) Business Days after notice to Seller of any proposed assignment by Purchaser of the Asset Interest (or any portion thereof), not otherwise permitted under subsection (a), of Seller's consent or non-consent to such assignment and if it does not consent, the reasons therefor. If Seller does not respond in such time period, Seller shall be deemed to have consented to such assignment. All of the aforementioned assignments shall be upon such terms and conditions as Purchaser and the assignee may mutually agree.

        SECTION 12.02. Rights of Assignee. Upon the assignment by Purchaser in accordance with this Article XII, the assignee receiving such assignment shall have all of the rights of Purchaser with respect to the Transaction Documents and the Asset Interest (or such portion thereof as has been assigned).

                                  ARTICLE XIII

                                 INDEMNIFICATION

        SECTION 13.01. Indemnities.

        (a) General Indemnity by Seller. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, Seller hereby agrees to indemnify each of the Administrator, Purchaser, each Program Support Provider, each of their respective Affiliates, and all successors, permitted transferees, participants and permitted assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), within five Business Days of demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to the Transaction Documents or the ownership or funding of the Asset Interest or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party or (b) Indemnified Amounts which have the effect of recourse for non-payment of the Pool Receivables due to credit problems of the Obligors (except as otherwise specifically provided in this Agreement). Without limiting the foregoing, Seller shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

               (i) the transfer by Seller of any interest in any Pool Receivable other than the transfer of an Asset Interest to the Administrator, for the benefit of Purchaser, pursuant to this Agreement and the grant of a security interest to the Administrator pursuant to Section 9.01;

               (ii) any representation or warranty made by Seller under or in connection with any Transaction Document, any Servicer Report or any other information or report delivered by or on behalf of Seller pursuant hereto, which shall have been false, incorrect or misleading in any respect when made or deemed made;

               (iii) the failure by Seller to comply with any Applicable Law, or the nonconformity of any Pool Receivable or the related Contract with any Applicable Law;

               (iv) the failure to vest and maintain vested in the Administrator, for the benefit of Purchaser, an undivided percentage ownership or security interest, to the extent of the Asset Interest, in the Pool Assets, free and clear of any Lien, other than a Lien arising solely as a result of an act of Purchaser or the Administrator, whether existing at the time of any Purchase or Reinvestment of such Asset Interest or at any time thereafter;

               (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Pool Assets, whether at the time of any Purchase or Reinvestment or at any time thereafter;

               (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy or payment) of the Obligor to the payment of any Receivable included in the Net Pool

        Balance (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

               (vii) any failure of Seller to perform its duties or obligations in accordance with this Agreement;

               (viii) any products liability claim arising out of or in connection with merchandise or services that are the subject of any Pool Receivable;

               (ix) any litigation, proceedings or investigation against Seller other than by an Indemnified Person; or

               (x) any tax or governmental fee or charge (but not including taxes upon or measured by net income or representing a franchise or unincorporated business tax of such Person), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Asset Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables.

        (b) Indemnity by Servicer. Without limiting any other rights which any such Person may have hereunder or under applicable law, Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to (i) any representation or warranty made by Servicer under or in connection with any Transaction Document, any Servicer Report or any other information or report delivered by or on behalf of Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made, (ii) the failure by Servicer to comply with any Applicable Law, (iii) the failure of Servicer to perform its duties or obligations in accordance with this Agreement or (iv) the commingling of any Collections with other funds.

        (c) After-Tax Basis. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

        (d) Contribution. If for any reason the indemnification provided above in this Section 13.01 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Seller or Servicer, as the case may be, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Seller or Servicer, as the case may be, on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                                   ARTICLE XIV

                                  MISCELLANEOUS

        SECTION 14.01. Amendments, Etc. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and signed by (a) Seller, the Administrator, Parent and Purchaser (with respect to an amendment) or (b) the Administrator and Purchaser (with respect to a waiver or consent by them) or Seller or Parent (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The parties acknowledge that, before entering into such an amendment or granting such a waiver or consent, Purchaser may also be required to obtain the approval of some or all of the Program Support Providers.

        SECTION 14.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on Schedule 14.02 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

        SECTION 14.03. No Waiver; Remedies. No failure on the part of the Administrator, any Affected Party, any Indemnified Party, Purchaser or any other holder of the Asset Interest (or any portion thereof) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        SECTION 14.04. Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Seller, Parent, the Administrator, Purchaser and their respective successors and assigns, and the provisions of Section 4.02 and Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by
Section 12.01. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by Seller or Parent pursuant to Article VI and the indemnification and payment provisions of
Article XIII and Sections 4.02, 14.05, 14.06, 14.07, 14.08 and 14.15 shall be continuing and shall survive any termination of this Agreement.

        SECTION 14.05. Costs, Expenses and Taxes. In addition to its obligations under Article XIII, Seller or Parent, as the case may be, agrees to pay within five Business Days of demand;

               (a) all costs and expenses incurred (i) by the Administrator and Purchaser, and their respective Affiliates, in connection with the negotiation, preparation, execution and delivery of, and (ii) by the Administrator, any Program Support Provider and Purchaser and their respective Affiliates, in connection with the enforcement against Seller or Parent, as the case may be, of, or any actual or claimed breach by Seller or Parent, as the case may be, of, this Agreement and the other Transaction Documents, including, without limitation (A) the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents, and (B) all reasonable out-of-pocket expenses incurred in connection with the foregoing (including reasonable fees and expenses of independent accountants incurred in connection with any review of Seller's or Parent's, as the case may be, books and records either pursuant to Section 7.01(c) or otherwise); and

               (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

        SECTION 14.06. No Proceedings. Seller, Parent, Servicer and Fleet (individually and as Administrator) each hereby agrees that it will not institute against Purchaser, or join any other Person in instituting against Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding.

        SECTION 14.07. Confidentiality of Program Information.

        (a) Confidential Information. Each party hereto acknowledges that Fleet regards the structure of the transactions contemplated by this Agreement to be proprietary, and each such party severally agrees that:

               (i) it will not disclose without the prior consent of Fleet or as is required or authorized by the Transaction Documents (other than to the directors, employees, agents, auditors, counsel or affiliates (collectively, "representatives") of such party, each of whom shall be informed by such party of the confidential nature of the Program Information (as defined below) and of the terms of this Section 14.07),
        (A) any information regarding the pricing in, or copies of, this Agreement or any transaction contemplated hereby, (B) any information regarding the organization, business or operations of Purchaser generally or the services performed by the Administrator for Purchaser, or (C) any information which is furnished by Fleet to such party and which is designated by Fleet to such party in writing or otherwise as confidential or not otherwise available to the general public (the information referred to in clauses (A), (B) and (C) is collectively referred to as the "Program Information"); provided, however, that such party may disclose any such Program Information (I) to any other party to this Agreement for the purposes contemplated hereby, (II) as may be required by any Governmental Authority having or claiming to have jurisdiction over such party, (III) in order to comply with Applicable Law, (IV) to the underwriters for securities to be issued by the Parent, and their counsel, and the Securities and Exchange Commission in connection with any public offering of such securities (provided that in no event shall such disclosure include the Fee Letter) or (v) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information;

               (ii) it will use the Program Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto; and

               (iii) it will, upon demand, return (and cause each of its representatives to return) to Fleet, all documents or other written material (other than documents executed by such party) received from Fleet, as the case may be, in connection with (a)(i)(B) or (C) above and all copies thereof made by such party which contain the Program Information.

        (b) Availability of Confidential Information. This Section 14.07 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than Fleet or were known to such party on a nonconfidential basis prior to its disclosure by Fleet.

        (c) Legal Compulsion to Disclose. In the event that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Program Information, such party will, to the extent that it may legally do so,

               (i) provide Fleet with prompt written notice so that Fleet may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 14.07; and

               (ii) unless Fleet waives compliance by such party with the provisions of this Section 14.07, make a timely objection to the request or confirmation to provide such Program Information on the basis that such Program Information is confidential and subject to the agreements contained in this Section 14.07.

In the event that such protective order or other remedy is not obtained, or Fleet waives compliance with the provisions of this Section 14.07, such party will furnish only that portion of the Program Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information.

        (d) Survival. This Section 14.07 shall survive termination of this Agreement.

        SECTION 14.08. Confidentiality of Parent Information.

        (a) Confidential Information. Each party hereto acknowledges that Parent regards certain information to be proprietary, and each such party severally agrees that:

               (i) it will not disclose without the prior consent of Parent or as is required or authorized by the Transaction Documents (other than to the directors, employees, agents, auditors, counsel or affiliates (collectively, "representatives") of such party, each of whom shall be informed by such party of the confidential nature of the Parent Information (as defined below) and of the terms of this Section 14.08), any information which is furnished by Parent to such party and which is designated by Parent to such party in writing or otherwise as confidential or not otherwise available to the general public ("Parent Information"); provided, however, that such party may disclose any such Parent Information (I) to any other party to this Agreement for the purposes contemplated hereby, (II) as may be required by any Governmental Authority having or claiming to have jurisdiction over such party, (III) in order to comply with any Applicable Law, (IV) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information, (V) to any Affected Party, (VI) to the Rating Agencies, or
        (VII) to any potential Liquidity Bank or any potential assignee or participant of any Liquidity Bank, and any placement agent for, or investor or potential investor in, the Commercial Paper Notes, provided, in each case set forth in this clause

        (VII), that such Person has agreed to be bound by confidentiality restrictions substantially similar to this Section 14.08 ; and

               (ii) it will use the Parent Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto.

        (b) Availability of Confidential Information. This Section 14.08 shall be inoperative as to such portions of the Parent Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than Parent or were known to such party on a nonconfidential basis prior to its disclosure by Parent.

        (c) Legal Compulsion to Disclose. In the event that any party or anyone to whom such party or its representatives transmits the Parent Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Parent Information, such party will, to the extent that it may legally do so,

               (i) provide Parent with prompt written notice so that Parent may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 14.08; and

               (ii) unless Parent waives compliance by such party with the provisions of this Section 14.08, make a timely objection to the request or confirmation to provide such Parent Information on the basis that such Parent Information is confidential and subject to the agreements contained in this Section 14.08.

In the event that such protective order or other remedy is not obtained, or Parent waives compliance with the provisions of this Section 14.08, such party will furnish only that portion of the Parent Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Parent Information.

        (d) Survival. This Section 14.08 shall survive termination of this Agreement.

        SECTION 14.09. Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

        SECTION 14.10. Integration. This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

        SECTION 14.11. GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE ADMINISTRATOR IN THE POOL ASSETS IS GOVERNED BY THE LAWS OF THE JURISDICTION OTHER THAN THE STATE OF NEW YORK.

        SECTION 14.12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY TRIAL.

        SECTION 14.13. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. EACH OF PARENT AND SELLER HEREBY ACKNOWLEDGES AND AGREES THAT:

               (a) IT HEREBY IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT;
        (II) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT;
        (III) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (IV) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF

        COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN
        SECTION 14.02; AND (V) TO THE EXTENT ALLOWED BY LAW, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 14.13 SHALL AFFECT THE ADMINISTRATOR'S OR PURCHASER'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OF SELLER OR PARENT OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

               (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

        SECTION 14.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        SECTION 14.15. No Recourse Against Other Parties. No recourse under any obligation, covenant or agreement of Purchaser contained in this Agreement shall be had against any stockholder (solely in its capacity as stockholder), employee, officer, director, member or incorporator of Purchaser, provided, however, that nothing in this Section 14.15 shall relieve any of the foregoing Persons from any liability which such Person may otherwise have for his/her or its gross negligence or willful misconduct.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  MAXTOR RECEIVABLES CORPORATION, as
                                  Seller



                                  By:
                                     Name Printed:
                                     Title:



                                  MAXTOR CORPORATION, as initial Servicer


                                  By:
                                     Name Printed:
                                     Title:



                                  BLUE KEEL FUNDING, LLC,
                                  as Purchaser


                                  By:
                                     Name Printed:
                                     Title:



                                  FLEET NATIONAL BANK, as Administrator


                                  By:
                                     Name Printed:
                                     Title:

                                                                SCHEDULE 6.01(m)
                                LIST OF OFFICES OF SELLER WHERE RECORDS ARE KEPT

Maxtor Receivables Corporation
510 Cottonwood Drive
Milpitas, California 95035

                                                                SCHEDULE 6.01(n)
                                                          LIST OF LOCK-BOX BANKS

First Union National Bank
1345 Chestnut Street
Philadelphia, PA 19101-7618

Attention: Jeffrey Levy

Account No. 0109-7086

                                                                SCHEDULE 7.01(e)
                                                              FORMS OF CONTRACTS

                                                                SCHEDULE 7.01(g)
                                     DESCRIPTION OF CREDIT AND COLLECTION POLICY

                                                                  SCHEDULE 14.02
                                                                NOTICE ADDRESSES

Purchaser:

Blue Keel Funding, LLC
c/o Global Securitization Services, LLC
25 West 43rd Street, Suite 704
New York, New York 10036

Telephone: 212/302-5157
Facsimile: 212/302-8767

Administrator:

Fleet National Bank
Fleet Corporate Finance
One Federal Street, Third Floor
Boston, Massachusetts 02211

Attention: Paul Schmieder

Telephone: 617/346-0255
Facsimile: 617/346-4690

Seller:

Maxtor Receivables Corporation
510 Cottonwood Drive
Milpitas, California 95035

Attention:   Raja Venkatesh, Treasurer

Parent:

Maxtor Receivables Corporation
510 Cottonwood Drive
Milpitas, California 95035

Attention:   Raja Venkatesh, Treasurer

Telephone: 408/432-4755
Facsimile: 408/432-4480

                                                                    EXHIBIT 5.01
                                                      FORM OF LOCK-BOX AGREEMENT


                             [Letterhead of Seller]




                               LOCK-BOX AGREEMENT



                               ___________, 199__



[Name and Address of
  Lock-Box Bank]

Ladies and Gentlemen:

     Reference is made to our [lock-box]* account[s] no[s]. maintained with you (the "Account[s]"). Pursuant to a Receivables Purchase Agreement dated as of July 31, 1998 among us, as Seller, Blue Keel Funding, LLC ("Blue Keel"), as Purchaser, Maxtor Corporation, as Servicer, and Fleet National Bank, as administrator (the "Administrator"), we have assigned and/or may hereafter assign to the Administrator, for the benefit of Blue Keel and its assigns, one or more undivided percentage interests in accounts, chattel paper, instruments or general intangibles (collectively, "Receivables") with respect to which payments are or may hereafter be made to the Account[s], and have granted to the Administrator, for the benefit of Blue Keel and its assigns, a security interest in such Receivables, the Account[s], amounts on deposit therein and related property. Your execution of this letter agreement is a condition precedent to our continued maintenance of the Account[s] with you.

     We hereby transfer exclusive ownership and control of the Account[s] to the Administrator on behalf of Blue Keel and its assigns, subject only to the condition subsequent that the Administrator shall have given you notice of its election to assume such ownership and control, which notice may be in the form attached hereto as Exhibit A or in any other form that gives you reasonable notice of such election.

     We hereby irrevocably instruct you, at all times from and after the date of your receipt of notice from the Administrator as described above, to make all payments to be made by you out of


--------------------------------
*/  Delete in the case of direct wire transfer accounts.

or in connection with the Account[s] directly to the Administrator, at its address set forth below its signature hereto or as the Administrator otherwise notifies you, for the account of Blue Keel (account #__________, ABA #_________), or otherwise in accordance with the instructions of the Administrator.

     We also hereby notify you that, at all times from and after the date of your receipt of notice from the Administrator as described above, the Administrator shall be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Account[s], including, without limitation, (a) the right to specify when payments are to be made out of or in connection with the Account[s] and (b) the right to require preparation of duplicate monthly bank statements on the Account[s] for the Administrator's audit purposes and mailing of such statements directly to an address specified by the Administrator.

     Notice from the Administrator may be personally served or sent by facsimile or U.S. mail, certified return receipt requested, to the address or facsimile number set forth under your signature to this letter agreement (or to such other address or facsimile number as to which you shall notify the Administrator in writing). If notice is given by facsimile, it will be deemed to have been received when the notice is sent and the receipt is confirmed by telephone or other electronic means. All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.

     By executing this letter agreement, you acknowledge and consent to the existence of the Administrator's right to ownership and control of the Account[s] and the Administrator's security interest in the Account[s] and amounts from time to time on deposit therein and agree that from the date hereof the Account[s] shall be maintained by you for the benefit of, and amounts from time to time therein held by you as agent for, the Administrator on the terms provided herein. The Account[s] [is/are] to be titled "Maxtor Receivables Corporation and Fleet National Bank as the Administrator for Blue Keel and its assigns, as their interests may appear". Except as otherwise provided in this letter agreement, payments to the Account[s] are to be processed in accordance with the standard procedures currently in effect. All service charges and fees with respect to the Account[s] shall continue to be payable by us as under the arrangements currently in effect.

     By executing this letter agreement, you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other person or entity asserting, claiming or exercising, any right of set-off, banker's lien or other purported form of claim with respect to [any of] the Account[s] or any funds from time to time therein. Except for your right to payment of your service charges and fees and to make deductions for returned items, you shall have no rights in the Account[s] or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Administrator.

     You may terminate this letter agreement by canceling the Account[s] maintained with you, which cancellation and termination shall become effective only upon thirty days' prior written notice thereof from you to the Administrator. Incoming [mail addressed to] [wire transfers to] the Account[s] received after such cancellation shall be forwarded in accordance with the Administrator's instructions. This letter agreement may also be terminated upon written notice to you by the Administrator stating that the Receivables Purchase Agreement pursuant to which this letter agreement was obtained is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be terminated or amended without the prior written consent of the Administrator. This letter agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

    Please acknowledge your agreement to the terms set forth in this letter agreement by signing the two copies of this letter agreement enclosed herewith in the space provided below, sending one such signed copy to the Administrator at its address provided above and returning the other signed copy to us.

                                        Very truly yours,

                                        MAXTOR RECEIVABLES CORPORATION

                                        By:
                                           ----------------------------------
                                        Name:
                                        Title:
                                              -------------------------------

                                        Acknowledged and agreed to as of the
                                        date first written above:

                                        BLUE KEEL FUNDING, LLC

                                        By:
                                        Name:
                                        Title:


                                        FLEET NATIONAL BANK, as Administrator


                                        By:
                                        Name:
                                        Title:


                                        Address for notice:

                                        Fleet Corporate Finance
                                        Mail Stop MA-OF-DO36
                                        One Federal Street, Third Floor
                                        Boston, Massachusetts 02211

                                        Tel. No. 617/346-0255
                                        Facsimile No. 617/346-4690

                                        [NAME OF LOCK-BOX BANK]


                                        By:
                                        Name:
                                        Title:


                                        Address for notice:

                                        Attention:
                                                  ----------------------------
                                        Tel. No.:            Facsimile No.:
                                                 ----------               ----

                                                                    EXHIBIT A to
                                                              Lock-Box Agreement


                       [Letterhead of Fleet National Bank]


[Name and Address
  of Lock-Box Bank]

     Re:    Maxtor Receivables Corporation
            [Lock-Box]**/ Account No[s].       [and      ]

Ladies and Gentlemen:

     Reference is made to the letter agreement dated ________________, 199__ (the "Letter Agreement") among Maxtor Receivables Corporation, Blue Keel Funding, LLC ("Blue Keel"), the undersigned, as Administrator and you concerning the above described [lock-box]* account[s] (the "Account[s]"). We hereby give you notice of our assumption of ownership and control of the Account[s] as provided in the Letter Agreement.

     We hereby instruct you to make all payments to be made by you out of or in connection with the Account[s] [directly to the undersigned, at [our address set forth above], for the account of Blue Keel (account no. ______)].

     [other instructions]

                                       Very truly yours,

                                       FLEET NATIONAL BANK, as Administrator


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

--------------------------
**/ Delete in the case of direct wire transfer accounts.